PROMISSORY NOTE
                                 ---------------

$500,000.00                                                       August 1, 1997


     FOR VALUE RECEIVED, the undersigned, MB SOFTWARE CORPORATION, a Colorado corporation ("Maker"), promises to pay to the order of IMAGINE INVESTMENTS, INC., a Delaware corporation ("Payee") the principal sum of FIVE HUNDRED
THOUSAND AND NO/100 DOLLARS ($500,000.00), together with interest accrued thereon (calculated on the basis of a 365- day year) at a rate of 10.0% per annum from the date hereof until this Note is paid in full. In connection with this Note, Maker has executed and delivered to Payee that certain Amended and Restated Stock Pledge Agreement of even date herewith.

     1. Payment.
        --------

Unless otherwise provided herein: (a) interest of this Note shall be due and payable quarterly commencing on October 1, 1997 and due every three (3) months thereafter; and (b) the entire principal balance and all accrued and unpaid interest thereon shall be due and payable in full on August 1, 2000. Payment shall be made to Payee at Imagine Investments, Inc., P.O. Box 729081-229, Dallas, Texas 75372.

     2. Optional Prepayment.
        --------------------

Maker may at its sole option prepay all or any part of the principal of this Note before maturity without penalty or premium.

     3. Senior Debt.
        -----------

The obligation of Maker hereunder shall for all purposes be considered senior indebtedness of Maker. All contractual obligations or indebtedness of Maker and any subsidiary thereof shall be subordinate to the obligation of Maker hereunder. Without the written consent of Payee, in its sole discretion, no payments may be made, directly or indirectly, by Maker or any of its subsidiaries on any loans or indebtedness of Maker or its subsidiaries to Maker's officers, directors or shareholders (other than Payee or his successors and assigns) or their respective affiliates while any portion of the principal balance and/or accrued interest on this Note is outstanding.

     4.  Events of Default  and  Remedies.
         ---------------------------------

At the option of Payee, the entire principal balance of, together with all accrued and unpaid interest on, this Note shall at once become due and payable, without further notice or demand, upon the occurrence at any time of any of the following events or default ("Events of Default"):

          (i) Failure of Maker to make any payment of accumulated interest and principal on this Note as and when the same becomes due and payable in accordance with the terms hereof, and such failure continues for a period of five days thereafter;

          (ii) Breach of any of the representations or covenants of Payee in the Stock Pledge Agreement;

          (iii) Failure of Maker to perform any other covenant, agreement, or condition contained herein, and such failure continues for a period of ten
     (10) days after the receipt by Maker of written notice from Payee of the occurrence of such failure; or


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PROMISSORY NOTE
Page 2

          (iv) Maker shall (a) become insolvent, (b) voluntarily seek, consent to, acquiesce in the benefit or benefits of any Debtor Relief Law (as hereinafter defined) or (c) become party to (or be made the subject of) any proceeding provided by any Debtor Relief Law, other than as a creditor or claimant, that could suspend or otherwise adversely affect the rights of Payee granted hereunder (unless in the event such proceeding is involuntary, the petition instituting the same is dismissed within 90 days of the filing of the same). As used herein, the term "Debtor Relief Law" means the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

     In the event any one or more of the Events of Default specified above shall have occurred, the holder of this Note may proceed to protect and enforce its rights either by suit in equity and/or by action at law, or by other appropriate proceedings, whether for the specific performance of any covenant or agreement contained in this Note, or to enforce any other legal and equitable right of the holder of this Note.

     5. Waiver.
        ------

Except as expressly provided herein, Maker, and each surety, endorser, guarantor and other party ever liable for the payment of any sum of money payable on this Note, jointly and severally waive demand, presentment, protest, notice of nonpayment, notice of intention to accelerate, notice of protest and any and all lack of due diligence or delay in collection or the filing of suit hereon which may occur.

     6. Cumulative Right.
        -----------------

No delay on the part of the holder of this Note in the exercise of any power or right under this Note shall operate as a waiver thereof, nor shall a single or partial exercise of any other power or right. Enforcement by the holder of this Note of any security for the payment hereof shall not constitute any election by it of remedies so as to preclude the exercise of any other remedy available to it.

     7. Notices. --------

Any notice or demand given hereunder by the holder hereof shall be deemed to have been given and received (i) when actually received by Maker, if delivered in person or by facsimile transmission, or (ii) if mailed, on the earlier of the date actually received or (whether ever received or not) three Business Days (as hereinafter defined) after a letter containing such notice, certified or registered, with postage prepaid, addressed to Maker, is deposited in the United States mail. The address of Maker is 2225 E. Randol Mill Road, Suite 305, Arlington, Texas 76011, or such other address as Maker shall advise the holder hereof by certified or registered letter by this same procedure. "Business Day" means every day which is not a Saturday or legal holiday in Arlington, Texas.

     8.  Successors  and  Assigns.
         ------------------------

This note and all covenants, promises and agreements contained herein shall be binding upon and inure to the benefit of the respective legal representatives, personal representative, devisees, heirs, successors and assigns of Payee and Maker.


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PROMISSORY NOTE
Page 3


     9.  GOVERNING  LAW.
         ---------------
THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. IN CASE ANY ONE OR MORE OF THE PROVISIONS CONTAINED IN THIS NOTE SHALL FOR ANY REASON BE HELD TO BE INVALID, ILLEGAL OR UNENFORCEABLE IN ANY RESPECT, SUCH INVALIDITY, ILLEGALITY OR UNENFORCEABILITY SHALL NOT AFFECT ANY OTHER PROVISION HEREOF.

     10.  Attorneys'  Fees and  Costs.
          ---------------------------

In the event an Event of Default shall occur, and in the event that thereafter this Note is placed in the hands of any attorney for collection, or in the event this Note is collected in whole or in part through legal proceedings of any nature, then and in any such case, Maker promises to pay all costs of collection, including, but not limited to, reasonable attorneyS' fees incurred by the holder hereof on account of such collection, whether or not suit is filed.

     11.  Headings.
          --------

The headings of the sections of this Note are inserted for convenience only and shall not be deemed to constitute a part hereof.

     EXECUTED as of the day and year first above written.



                                                    MB SOFTWARE CORPORATION

                                                    By:/s/ Scott Hair
                                                       ----------------------
                                                       Scott Haire, President


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